Exhibit 5.1

June 27, 2018

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Zillow Group, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of the Company’s Class C capital stock, $0.0001 par value per share, and

(b)	convertible senior notes of the Company (the “Convertible Debt Securities” and, together with the Class C capital stock, the “Securities”).

The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit thereto an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement: (a) any Class C capital stock will be issued by the Company under the Company’s Amended and Restated Articles of Incorporation, as amended from time to time, and (b) any Convertible Debt Securities will be issued in one or more series pursuant to an applicable convertible senior notes indenture (together with any amendments or supplements thereto, a “Convertible Debt Indenture”) entered into between the Company and a trustee thereunder (the “Convertible Debt Trustee”) in a form filed as an exhibit to the Registration Statement or a post-effective amendment to the Registration Statement or incorporated by reference therein.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or, in the case of Convertible Debt Securities, certain authorized officers of the Company as authorized by the Board, will, before the Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Registration Statement, such of the corporate proceedings as have occurred prior to or as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) with respect to the opinions in Paragraphs 2 and 3 below, the Company and the Convertible Debt Trustee, as applicable, will have complied with the terms and conditions of the Convertible Debt Indenture; (d) any Class C capital stock issuable upon conversion of the Convertible Debt Securities will have been reserved for issuance (within the limits of the then remaining authorized but unreserved and unissued amounts of Class C capital stock); and (e) at the time of issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:

1.	The Class C capital stock (including any Class C capital stock duly issued upon the conversion of Convertible Debt Securities pursuant to the terms thereof), when issued, sold and delivered by the Company in the manner and for the consideration stated in the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, will be validly issued, fully paid and nonassessable.

2.	When a Convertible Debt Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and assuming due authorization, execution and delivery by the Convertible Debt Trustee, such Convertible Debt Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.	When (a) the applicable Convertible Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Convertible Debt Securities have been duly established and approved; and (c) the Convertible Debt Securities have been duly executed by the Company and authenticated by the Convertible Debt Trustee in accordance with the applicable Convertible Debt Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Convertible Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the applicable Convertible Debt Indenture.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)	Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)	We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)	We do not express any opinions herein concerning any laws other than the laws in their current forms of the States of New York and Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP